EXHIBIT 10.3

PROMISSORY NOTE

$2,700,000	New York
October 26th 2015

FOR VALUE RECEIVED, the undersigned, Signal Point Holdings Corp, and all its Subsidiaries (hereinafter, the “Payor”),  with offices at 433 Hackensack Avenue, Hackensack, NJ 07601, hereby promise to pay to Allied International Fund, Inc. (“Payee”), with offices at One Beech Tree Lane, Brookville, NY 11545, or at such place as Payee shall specify, in such coin or currency of the United States of America at the time shall be legal tender for the payment of public and private debts, the principal sum of Two Million Seven Hundred and Twenty Five Thousand, Four Hundred and Sixty Dollars and Forty Cents ($2,700,000.00) as follows through April 14, 2022 (the “Maturity Date”).

1.       Interest. Commencing on the date of this Note and continuing until maturity, interest shall accrue on the unpaid principal balance of this Note from day to day outstanding at a fixed rate of Eight (8%) per annum.  Interest shall be computed for the actual number of days which have elapsed, on the basis of a 360-day year.

2.       Unconditional Obligation; Fees; Waivers, etc.

2.1.       The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

2.2.       If Payee shall be required to institute any action to enforce the collection of any amount of principal and/or interest due on this Note on account of any default or failure of the Payor, there shall immediately be due and payable from Payor, in addition to the then unpaid sum of this Note (together with accrued interest), all reasonable costs and expenses incurred by the Payee in connection therewith, including, without limitation, attorneys’ fees and disbursements.

2.3.       No forbearance, indulgence, delay or failure to exercise any right or remedy by Payee with respect to this Note shall operate as a waiver of or acquiescence to any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

2.4.       This Note may not be modified or discharged orally, but only in writing duly executed by Payee.

2.5.       Payor hereby waives presentment, demand, and notice of dishonor, protest and notice of protest.

3.       Payments.  Borrower shall pay the Obligation in equal 156 bi-monthly installments of $17,305.69 over a period of six and a half (6.5) years beginning on November 16, 2015 with the last payment occurring on April 15, 2022 (“Payment(s)”) as per the attached schedule (“Schedule 1”).

4.       No Right of Prepayment.  Regardless of Federal, State or Local Laws Payor waives all rights and defenses and Payor shall NOT have the right to prepay this Note in whole or in part at anytime and for any reason, and may only repay the Note by making the Payments as set forth herein, unless agreed to in writing signed by Payee.

5.       Events of Default.  In the event of and immediately upon the occurrence of any of the following events (an “Event of Default”), this Note shall become immediately due and payable without any action by Payee and the interest rate thereon under in this Note shall bear interest until paid at the applicable interest rate of 24% per annum or such amount legally allowed by law, whichever is higher (the “Default Interest Rate”).

5.1.       If Payor shall be in default of the payment provisions of this Note;

5.2.       If (a) Payor makes a general assignment for the benefit of creditors or commences (as the debtor) a case in bankruptcy, or commences (as the debtor) any proceeding under any other insolvency law; or

a case in bankruptcy or any proceeding under any other insolvency law is commenced by or against Payor (as the debtor) and a court having jurisdiction enters a decree or order for relief against Payor as the debtor in such case or proceeding, or such case or proceeding is consented to by Payor or remains undismissed for 45 days, or Payor consents or admits the material allegations against it in any such case or proceeding; or

a trustee, receiver or agent (however named) is appointed or authorized to take charge of substantially all of the property of Payor for the purpose of general administration of such property for the benefit of creditors and the order making such appointment or granting such authorization is not vacated within 30 days, during which period such trustee, receiver or agent shall not have taken any action with respect to the property of Payor which might prejudice the interest of Payee hereunder.

If an Event of Default occurs and is continuing, Payee may pursue any available remedy to collect the payment of all amounts due under this Note or to enforce the performance of any provision of this Note.  No waiver of any default hereunder shall be construed as a waiver of any subsequent default, and the failure to exercise any right or remedy hereunder shall not waive the right to exercise such right or remedy thereafter.

6.       Certain Provisions Regarding Payments.  All payments made under this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest (including default interest), to unpaid principal, and to any other sums due and unpaid to Payee under this Note, in such manner and order as Payee may elect in its sole discretion, any instructions from Payor or anyone else to the contrary notwithstanding.  Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.  Acceptance by Payee of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (a) waive or excuse the existence of an Event of Default, (b) waive, impair or extinguish any right or remedy available to Payee hereunder, or (c) waive the requirement of punctual payment of Payments and performance or constitute a novation of this Note in any respect. Whenever any payment under this falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

7.       Security and Assignment.  Payor acknowledges the principal and interest owed under this Note to be $2,700,000.00. Until the principal amount of $2,700,000.00 is paid in full, Payee will secure the obligations of Payor hereunder and pursuant to the Security Agreement dated July 31, 2015 and the UCC’s filed in favor of Payee thereunder, Payor hereby grants to Payee the security interest as described therein.

8.       Authority.  The individuals herein executing this Note have the power and authority to act on behalf of the Payor.

9.       Miscellaneous.

9.1.       Headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

9.2.       Any notice required or permitted to be given hereunder shall be deemed to have been duly given when (a) personally delivered or (b) one business day after being sent by a nationally recognized overnight courier service with written confirmation of delivery and all delivery fees prepaid or (c) three business days after being mailed certified or registered U.S. mail, return receipt requested, postage and certified or registered mail fees, as the case may be, prepaid, and addressed to the receiving party at its last known address.

9.3.       This Note and the obligations of Payor and the rights of Payee shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state, without giving effect to the principles thereof relating to the conflict of laws.

Signal Point Holdings, Inc.

By:  /s/    Aaron Dobrinsky
Aaron Dobrinsky CEO

Note Schedule 1

Monthly Payment

(Paid Biweekly) Schedule